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                                                                    EXHIBIT 23.3
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Independent Auditors' Consent

The Board of Directors of Headlands Mortgage Company:

We consent to the incorporation by reference in this registration statement on Form S-4 of GreenPoint Financial Corp. of our report dated February 13, 1998, relating to the consolidated balance sheets of Headlands Mortgage Company and subsidiary as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Headlands Mortgage Company. Such report reflects the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standard No. 125, "Accounting for Transfers" and Servicing of Financial Assets and "Extinguishments of Liabilities." We also consent to the reference to our firm under the caption "Experts."

/s/  KPMG LLP

San Francisco, California
February 16, 1999

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